EXHIBIT 21


                                   LUKENS INC.
                                  SUBSIDIARIES
                                December 27, 1997


Lukens Inc. has 14 direct or indirect wholly-owned subsidiaries:

                                                              State or Other
                                                              Jurisdiction of
                                                               Incorporation

Brandywine Valley Railroad Company                              Delaware
Encoat-North Arlington, Inc.                                    Delaware
Energy Coatings Company                                         Delaware
LI Acquisition Corporation                                      Delaware
LI Service Company                                            Pennsylvania
Lukens Development Corporation                                  Delaware
Lukens Foreign Sales Corporation                                Barbados
Lukens Management Corporation                                 Pennsylvania
Lukens Steel Company                                          Pennsylvania
Pennock Corp.                                                   Delaware
Sponsor's Plan Asset Management, Inc.                           Delaware
Washington Specialty Metals Corporation                         Illinois
Washington Specialty Metals Inc.                                 Canada
Washington Steel Corporationa                                   Delaware